Exhibit 99.1

Nutanix Reports First Quarter Fiscal 2023 Financial Results

Reports 27% YoY ACV Billings Growth and Achieves Positive Non-GAAP Operating Income

Delivers Outperformance Across All Guided Metrics

SAN JOSE, Calif.--(BUSINESS WIRE)--November 30, 2022--Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its first quarter ended October 31, 2022.

“We delivered a solid first quarter financial performance against an uncertain macro backdrop, reflecting the value our customers see in the Nutanix Cloud Platform and the strength of our subscription-based business model,” said Rajiv Ramaswami, President and CEO of Nutanix. “We also made important progress towards realizing our hybrid multicloud vision with the general availability of Nutanix Cloud Clusters (NC2) on Microsoft Azure and enhancements to our platform to accelerate the adoption of Kubernetes at scale in the enterprise.”

“Our first quarter results reflect continued progress on our subscription-based business model with 27% year-over-year ACV billings growth and achievement of positive quarterly non-GAAP operating income for the first time,” said Rukmini Sivaraman, CFO of Nutanix. “We continue to see good execution on our building base of subscription renewals and remain focused on driving towards sustainable, profitable growth.”

First Quarter Fiscal 2023 Financial Summary

	Q1 FY’23	Q1 FY’22	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$231.9 million	$183.3 million	27%
Annual Recurring Revenue (ARR)[2]	$1.28 billion	$952.6 million	34%
Average Contract Term[3]	3.0 years	3.1 years	(0.1) year
Revenue[4]	$433.6 million	$378.5 million	15%
GAAP Gross Margin	81.0%	78.5%	250 bps
Non-GAAP Gross Margin	83.4%	82.1%	130 bps
GAAP Operating Expenses	$431.4 million	$434.3 million	(1)%
Non-GAAP Operating Expenses	$351.1 million	$352.6 million	(0.4)%
GAAP Operating Loss	$(80.3) million	$(137.3) million	42%
Non-GAAP Operating Income (Loss)	$10.6 million	$(41.9) million	$52.5 million
GAAP Operating Margin	(18.5)%	(36.3)%	17.8 % pts
Non-GAAP Operating Margin	2.4%	(11.1)%	13.5 % pts
Free Cash Flow	$45.8 million	$(1.9) million	$47.7 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Launched Nutanix Cloud Clusters (NC2) on Microsoft Azure: Nutanix announced the general availability of NC2 on Microsoft Azure, extending its hybrid cloud environment to Microsoft Azure dedicated bare metal nodes.
  Nutanix Named a Visionary in the 2022 Gartner® Magic Quadrant™ for Distributed File Systems and Objects Storage for the Second Year: Nutanix was named a Visionary in the Gartner October 2022 Magic Quadrant for Distributed File Systems and Objects Storage. This marks the second consecutive year that the Company has been recognized in this report.
  Nutanix Accelerates Kubernetes Adoption in the Enterprise: Nutanix announced broad support for leading Kubernetes container platforms, built-in infrastructure as code capabilities, and enhanced data services for modern applications. These new features allow DevOps teams to accelerate application delivery with the performance, governance, and flexibility of the Nutanix Cloud Platform while allowing customers to maintain control of their IT operating costs.
  Announced Corporate Governance Enhancements: In October 2022, the Board of Directors adopted majority voting in uncontested director elections and eliminated the supermajority vote requirement in the Company’s bylaws. The Company will seek stockholder approval to declassify the board and remove the supermajority voting requirements from its certificate of incorporation at its 2022 annual meeting of stockholders. These moves are expected to enhance the Company’s corporate governance profile and position the Company to continue to drive stockholder value.
Second Quarter Fiscal 2023 Outlook

ACV Billings	$245 - $250 million
Revenue	$460 - $470 million
Non-GAAP Gross Margin	82% to 83%
Non-GAAP Operating Margin	5% to 10%
Weighted Average Shares Outstanding (Diluted)	Approximately 279 million
Fiscal 2023 Outlook

ACV Billings	$895 - $900 million
Revenue	$1.77 - $1.78 billion
Non-GAAP Gross Margin	82% to 83%
Non-GAAP Operating Margin	2% to 4%

Supplementary materials to this press release, including our first quarter fiscal 2023 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s first quarter fiscal 2023 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix’s ongoing transition to a subscription-based business model.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, free cash flow, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Average Contract Term. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment and early exit of operating lease-related assets, restructuring charges, the change in fair value of the derivative liability, the amortization of the debt discount and issuance costs, interest expense related to convertible senior notes, loss on debt extinguishment, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ACV Billings is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our business during our transition to a subscription-based business model because it takes into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income (loss), operating margin, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ACV Billings, ARR, or Average Contract Term, so we have not reconciled the ACV Billings, ARR, or Average Contract Term data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our second quarter fiscal 2023 outlook and/or our fiscal 2023 outlook: non-GAAP gross margin and non-GAAP operating margin. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, vision, objectives, and outlook (including our growth plan) as well as our ability to execute thereon successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results (including our second quarter fiscal 2023 outlook, our fiscal 2023 outlook, our expectations regarding our focus on driving towards sustainable, profitable growth); our plans for, and the timing of, any current and future business model transitions, including our ongoing transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transitions successfully and in a timely manner, and the short-term and long-term impacts of such transitions on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships and address macroeconomic supply chain shortages, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; the timing and potential impact of the COVID-19 pandemic on the global market environment and the IT industry, as well as on our business, operations and financial results, including the changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; and our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; delays or unexpected accelerations in our current and future business model transitions; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty, including supply chain issues; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions, attrition among sales representatives or other employees; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2022. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making clouds invisible, freeing customers to focus on their business outcomes. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their hybrid multicloud environments. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2022 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31, 2022	October 31, 2022
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$402,850	$480,617
Short-term investments	921,429	907,441
Accounts receivable, net	124,559	83,638
Deferred commissions—current	115,356	109,871
Prepaid expenses and other current assets	93,787	90,528
Total current assets	1,657,981	1,672,095
Property and equipment, net	113,440	111,361
Operating lease right-of-use assets	118,740	111,522
Deferred commissions—non-current	252,234	242,506
Intangible assets, net	15,829	12,670
Goodwill	185,260	185,260
Other assets—non-current	22,265	22,008
Total assets	$2,365,749	$2,357,422
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$44,931	$30,838
Accrued compensation and benefits	149,811	119,991
Accrued expenses and other current liabilities	49,232	46,151
Deferred revenue—current	720,993	768,918
Operating lease liabilities—current	39,801	36,296
Convertible senior notes, net—current	145,456	145,605
Total current liabilities	1,150,224	1,147,799
Deferred revenue—non-current	724,545	712,658
Operating lease liabilities—non-current	89,782	81,820
Convertible senior notes, net	1,156,205	1,176,259
Other liabilities—non-current	35,161	29,935
Total liabilities	3,155,917	3,148,471
Stockholders’ deficit:
Common stock	6	6
Additional paid-in capital	3,583,928	3,685,805
Accumulated other comprehensive income	(6,076)	(9,718)
Accumulated deficit	(4,368,026)	(4,467,142)
Total stockholders’ deficit	(790,168)	(791,049)
Total liabilities and stockholders’ deficit	$2,365,749	$2,357,422

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,
	2021	2022
	(in thousands, except per share data)
Revenue:
Product	$180,105	$208,574
Support, entitlements and other services	198,412	225,035
Total revenue	378,517	433,609
Cost of revenue:
Product (1)(2)	14,221	12,516
Support, entitlements and other services (1)	67,225	69,979
Total cost of revenue	81,446	82,495
Gross profit	297,071	351,114
Operating expenses:
Sales and marketing (1)(2)	250,033	236,072
Research and development (1)	144,266	149,195
General and administrative (1)	40,028	46,104
Total operating expenses	434,327	431,371
Loss from operations	(137,256)	(80,257)
Other expense, net	(278,549)	(13,416)
Loss before provision for income taxes	(415,805)	(93,673)
Provision for income taxes	4,047	5,443
Net loss	$(419,852)	$(99,116)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	$(1.95)	$(0.43)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	215,499	228,544
____________________
(1) Includes the following stock-based compensation expense:

	Three Months Ended October 31,
	2021	2022
	(in thousands)
Product cost of revenue	$1,751	$2,159
Support, entitlements and other services cost of revenue	8,451	5,346
Sales and marketing	29,132	20,472
Research and development	38,479	38,622
General and administrative	12,734	14,356
Total stock-based compensation expense	$90,547	$80,955
(2) Includes the following amortization of intangible assets:

	Three Months Ended October 31,
	2021	2022
	(in thousands)
Product cost of revenue	$3,476	$2,810
Sales and marketing	651	349
Total amortization of intangible assets	$4,127	$3,159
(3)	Effective January 3, 2022, all of the then outstanding shares of Nutanix, Inc. Class B common stock were automatically converted into the same number of shares of Nutanix, Inc. Class A common stock.

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31,
	2021	2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(419,852)	$(99,116)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,291	19,839
Stock-based compensation	90,547	80,955
Change in fair value of derivative liability	198,038	—
Loss on debt extinguishment	64,910	—
Amortization of debt discount and issuance costs	9,831	10,477
Operating lease cost, net of accretion	9,189	8,722
Early exit of lease-related assets	—	(304)
Non-cash interest expense	4,773	4,894
Other	3,072	(776)
Changes in operating assets and liabilities:
Accounts receivable, net	64,740	40,838
Deferred commissions	(6,225)	15,213
Prepaid expenses and other assets	6,751	958
Accounts payable	(3,139)	(7,104)
Accrued compensation and benefits	(39,965)	(29,820)
Accrued expenses and other liabilities	(6,207)	(3,474)
Operating leases, net	(12,323)	(11,910)
Deferred revenue	19,508	36,121
Net cash provided by operating activities	6,939	65,513
Cash flows from investing activities:
Maturities of investments	272,024	267,667
Purchases of investments	(290,050)	(256,202)
Sales of investments	17,999	—
Purchases of property and equipment	(8,844)	(19,702)
Net cash used in investing activities	(8,871)	(8,237)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	30,139	22,186
Payments of debt extinguishment costs	(14,709)	—
Proceeds from unwinding of convertible note hedges	39,880	—
Payments for unwinding of warrants	(18,390)	—
Proceeds from the issuance of convertible notes, net of issuance costs	89,128	—
Repurchases of common stock	(58,570)	—
Payment of finance lease obligations	(219)	(1,856)
Net cash provided by financing activities	67,259	20,330
Net increase in cash, cash equivalents and restricted cash	$65,327	$77,606
Cash, cash equivalents and restricted cash—beginning of period	288,873	405,862
Cash, cash equivalents and restricted cash—end of period	$354,200	$483,468
Restricted cash (1)	3,215	2,851
Cash and cash equivalents—end of period	$350,985	$480,617
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$6,181	$7,635
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$12,099	$10,748
Finance lease liabilities arising from obtaining right-of-use assets	$7,857	$9,822
Convertible senior notes offering costs included in accrued liabilities	$700	$—
____________________
(1)	Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended October 31,
	2021	2022
	(in thousands)
Total revenue	$378,517	$433,609
Change in deferred revenue	19,508	36,121
Total billings	$398,025	$469,730

Disaggregation of Revenue and Billings
(Unaudited)

	Three Months Ended October 31,
	2021	2022
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$337,901	$402,924
Non-portable software revenue	14,337	7,783
Hardware revenue	2,163	624
Professional services revenue	24,116	22,278
Total revenue	$378,517	$433,609
Disaggregation of billings:
Subscription billings	$359,323	$441,430
Non-portable software billings	14,337	7,783
Hardware billings	2,163	624
Professional services billings	22,202	19,893
Total billings	$398,025	$469,730

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings and Annual Recurring Revenue
(Unaudited)

	Three Months Ended October 31,
	2021	2022
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$183,334	$231,928
Annual Recurring Revenue (ARR)	$952,638	$1,280,574

Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings
(Unaudited)

	Three Months Ended October 31,
	2021	2022
	(in thousands)
Subscription revenue	$337,901	$402,924
Change in subscription deferred revenue	21,422	38,506
Subscription billings	$359,323	$441,430

Professional services revenue	$24,116	$22,278
Change in professional services deferred revenue	(1,914)	(2,385)
Professional services billings	$22,202	$19,893

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended October 31, 2022	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended October 31, 2022
	(in thousands, except percentages and per share data)
Gross profit	$351,114	$7,505	$2,810	$—	$265	$—	$—	$361,694
Gross margin	81.0%	1.7%	0.6%	—	0.1%	—	—	83.4%
Operating expenses:
Sales and marketing	236,072	(20,472)	(349)	—	(3,816)	—	—	211,435
Research and development	149,195	(38,622)	—	—	(1,616)	—	—	108,957
General and administrative	46,104	(14,356)	—	(920)	(120)	—	—	30,708
Total operating expenses	431,371	(73,450)	(349)	(920)	(5,552)	—	—	351,100
(Loss) income from operations	(80,257)	80,955	3,159	920	5,817	—	—	10,594
Operating margin	(18.5)%	18.7%	0.7%	0.2%	1.3%	—	—	2.4%
Net (loss) income	$(99,116)	$80,955	$3,159	$920	$5,817	$15,731	$504	$7,970
Weighted shares outstanding, basic	228,544							228,544
Weighted shares outstanding, diluted (7)	228,544							275,200
Net (loss) income per share, basic	$(0.43)	$0.35	$0.01	$-	$0.03	$0.07	$-	$0.03
Net (loss) income per share, diluted	$(0.43)							$0.03
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Costs related to early exit of existing leases
(4)	Restructuring charges
(5)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6)	Income tax effect primarily related to stock-based compensation expense
(7)	Includes 46,656 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Three Months Ended October 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Three Months Ended October 31, 2021
	(in thousands, except percentages and per share data)
Gross profit	$297,071	$10,202	$3,476	$—	$—	$—	$—	$—	$310,749
Gross margin	78.5%	2.7%	0.9%	—	—	—	—	—	82.1%
Operating expenses:
Sales and marketing	250,033	(29,132)	(651)	—	—	—	—	—	220,250
Research and development	144,266	(38,479)	—	—	—	—	—	—	105,787
General and administrative	40,028	(12,734)	—	(705)	—	—	—	—	26,589
Total operating expenses	434,327	(80,345)	(651)	(705)	—	—	—	—	352,626
Loss from operations	(137,256)	90,547	4,127	705	—	—	—	—	(41,877)
Operating margin	(36.3)%	23.9%	1.1%	0.2%	—	—	—	—	(11.1)%
Net loss	$(419,852)	$90,547	$4,127	$705	$198,038	$14,756	$64,911	$261	$(46,507)
Weighted shares outstanding, basic and diluted	215,499								215,499
Net loss per share, basic and diluted	$(1.95)	$0.42	$0.02	$-	$0.92	$0.07	$0.30	$-	$(0.22)
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Change in fair value of derivative liability
(5)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6)	Loss on debt extinguishment
(7)	Income tax effect primarily related to stock-based compensation expense

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended October 31,
	2021	2022
	(in thousands)
Net cash provided by operating activities	$6,939	$65,513
Purchases of property and equipment	(8,844)	(19,702)
Free cash flow	$(1,905)	$45,811

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com